Exhibit 99.2

Execution Copy

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”), dated as of June 10, 2018 (the “Execution Date”), sets forth the agreement by and between Leonard J. Vrondissis (the “Executive”) and Gener8 Maritime, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”). (Each of the Company and the Executive are a “Party,” and together, the “Parties.”)  Capitalized terms not otherwise defined herein shall have the same meaning as in the Merger Agreement (as defined below).

WHEREAS, the Executive is currently employed by the Company as Chief Financial Officer and Secretary pursuant to an employment agreement dated May 17, 2012 (as amended on June 22, 2015 the “Employment Agreement”);

WHEREAS, the Company has entered into a merger agreement (the “Merger Agreement”) by and among Euronav NV and Euronav MI Inc. (“Euronav”), dated as of December 20, 2017, whereby upon the Effective Time, the Company will merge into Euronav (the “Merger”);

WHEREAS, Executive’s employment and service with the Company shall cease as of the Effective Time; and

WHEREAS, the Company and the Executive desire to enter into this Agreement to memorialize the terms of, and each Party’s rights and obligations in connection with, the termination of Executive’s employment and service with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, including the execution and non-revocation of the Release (as hereinafter defined) by Executive, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.             Termination of the Merger.               If the Merger Agreement is terminated prior to the Effective Time or the Closing Date does not occur within fourteen (14) days after the Effective Time, this Agreement shall automatically become void and no effect.

2.             Termination of Employment; Accrued Payments/Benefits.

(a)           Regardless of whether the Executive signs this Agreement, the Executive’s employment as Chief Financial Officer and Secretary of the Company pursuant to the Employment Agreement shall cease as of the Effective Time.  As of the Effective Time, the Employment Agreement shall cease to be of any further force and effect, except as specifically set forth herein, and the Executive shall be deemed to have resigned from all positions with the Company and its Subsidiaries and Affiliates.  For the avoidance of doubt, any deemed or actual resignation from positions by the Executive (including pursuant to Section 6.7 of the Merger Agreement) shall not relieve the Company of its obligation to make severance payments provided hereunder in accordance with the terms hereof.

(b)           Regardless of whether the Executive signs this Agreement, the Company shall pay, or shall cause to be paid, to the Executive, within sixty (60) days of the Closing Date (or such earlier date as may be required by applicable law): (i) any unpaid base salary through the Effective Time, (ii) all unreimbursed business expenses incurred through the Effective Time that are properly submitted in accordance with Company policy, (iii) any accrued but unused vacation time in accordance with Company policy, (iv) any vested tax qualified and non-qualified retirement, savings or 401(k) account balances or benefits, which shall be paid in accordance with their terms, (v) all other payments, benefits or fringe benefits to which the Executive shall be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (including any stock options and restricted stock unit awards granted under the Company’s 2012 Equity Incentive Plan, to the extent then outstanding and in accordance with the terms provided in Section 3.2 of the Merger Agreement), in each case in accordance with their terms, and (vi) any earned but unpaid annual bonus for the most recent performance period that ends prior to the Effective Time (it being acknowledged that the Executive has already received all he is entitled to under this clause (vi) with receipt of his calendar year 2017 bonus and there are no amounts due for 2018) ((i) — (vi), the “Accrued Benefits”).

3.             Severance Benefits.  Subject to the Executive’s execution of this Agreement and the release of claims attached to this Agreement as Exhibit A (the “Release”) within the longer of forty-five (45) days of receipt of this Agreement or fourteen (14) days following the Effective Time (but in no event earlier than the Closing Date), and the non-revocation thereof (the effective date of the Release following the expiration of the revocation period is hereinafter referred to as the “Release Effective Date”), the Company agrees, in full satisfaction of all claims the Executive may have to payments or benefits under the Employment Agreement or any other plan, policy or arrangement of the Company, to provide the Executive with the following payments and benefits (the “Severance Benefits”) on the Release Effective Date or as soon as practicable thereafter, but in no event later than six (6) calendar days following the Release Effective Date.

(a)         Severance.  Subject to Sections 5 and 6 hereof, the Company shall pay the Executive as severance an amount equal to $425,000 (the “Severance Payment”) in a lump sum, less all applicable tax withholdings and other authorized deductions (including but not limited to any withholdings or deductions applicable to restricted stock units previously granted to the Executive, which are hereby expressly authorized), which amount represents the Executive’s current annual base salary.

(b)         Transaction Bonus.  Subject to Sections 5 and 6 hereof, the Company shall pay the Executive a one-time transaction bonus in a single cash lump sum of $2,500,000 (the “Transaction Bonus”), less all applicable tax withholdings and other authorized deductions.

(c)         COBRA.  Executive shall be provided notice of his right to continue his group health insurance coverage at his own expense under the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under separate cover.  The Executive understands and acknowledges that the Company’s group health insurance plans likely will be terminated prior to the conclusion of any COBRA continuation period applicable to the Executive and that, as such, any COBRA rights will cease as of the termination of the applicable plan.

(d)         Waiver of Non-Compete.  Subject to the Executive’s continued compliance with this Agreement and the Release, the Parties acknowledge and agree that the non-competition restrictions in Section 9(b) of the Employment Agreement have been waived as of the Effective Time.

4.             Rights and Continuing Obligations.  The following obligations in the Employment Agreement (collectively, the “Continuing Obligations”) shall continue according to their terms as if set forth in their entirety herein:

(a)           Section 9; Restrictive Covenants (other than, as of the Effective Time, Section 9(b); Noncompetition);

(b)           Section 10; Cooperation;

(c)           Section 11; Equitable Relief and Other Remedies; and

(d)           Section 17; Governing Law; Jurisdiction.

5.             Code Section 409A Compliance.

(a)           The intent of the Parties is that payments and benefits under this Agreement comply with Section 409A of the Code (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Section 409A or damages for failing to comply with Section 409A.

(b)           A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”  Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A payable on account of “a separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death, to the extent required under Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 5(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)           To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A, (A) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (B) any right to such reimbursement or in kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(d)           For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.  Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(e)           Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A.

6.             Code Section 280G.  If any payments or benefits the Executive would receive from the Company under this Agreement or otherwise in connection with a change in ownership (as defined under Section 280G(b)(2) of Code) (the “Total Payments”) (a) constitute “parachute  payments” within the meaning of Section 280G of the Code, and (b) but for this Section 6 would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall be entitled to receive either (i) the full amount of the Total Payments or (ii) a portion of the Total Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of (i) and (ii), after taking into account applicable federal, state, and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by such employee on an after tax basis, of the greatest portion of the Total Payments.  Any determination required under this Section 6 shall be made in writing by the Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants (the “Accountants”), whose determination shall be final, conclusive and binding for all purposes upon the Executive.  For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.  If there is a reduction pursuant to this Section 6 of the Total Payments to be delivered to the applicable Executive the payment reduction contemplated by the first sentence of this Section 6 shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each “parachute payment” and then reducing the “parachute payments” in order beginning with the “parachute payment” with the highest Parachute Payment Ratio.  For “parachute payments” with the same Parachute Payment Ratio, such “parachute payments” shall be reduced based on the time of payment of such “parachute payments,” with amounts having later payment dates being reduced first.  For “parachute payments” with the same Parachute Payment Ratio and the same time of payment, such “parachute payments” shall be reduced on a pro rata basis (but not below zero) prior to reducing “parachute payments” with a lower Parachute Payment Ratio.  For purposes hereof, the term “Parachute Payment Ratio” shall mean a fraction the numerator of which is the value of the applicable “parachute payment” for purposes of Section 280G of the Code and the denominator of which is the actual present value of such payment.  The determination by the Accountants under this Section 6 shall be made as soon as practicable but no later than six (6) days following the Effective Time.

7.             Indemnification and Insurance.  The Executive shall have rights to indemnification and insurance, if any, as provided in Section 7.1 of the Merger Agreement, to the extent applicable to the Executive.

8.             Miscellaneous.

(a)           Severability and Reformation.  Each of the provisions of this Agreement constitutes independent and separable covenants.  Any portion of this Agreement that is determined by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability or in conflict with any applicable statute or rule shall be deemed, if possible, to be modified or altered so that it is not overly broad or in conflict or, if not possible, to be omitted from this Agreement.  The invalidity of any portion of this Agreement shall not affect the validity of the remaining sections of this Agreement.  Notwithstanding the foregoing, if the Release is found unenforceable for any reason, the Company may elect to enforce the remainder of this Agreement or cancel it and get back any consideration paid.

(b)           No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(c)           Successors and Assigns.  This Agreement and any rights herein granted are personal to the Parties hereto and shall not be assigned or otherwise transferred by either party without the prior written consent of the other party, and any attempt at violative assignment or any other transfer, whether voluntary or by operation of Law, shall be void and of no force and effect, except that this Agreement may be assigned to by the Company to any successor in interest to the business of the Company.  This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors, Affiliates and any person or other entity that succeeds to all or substantially all of the business, assets or property of the Company.  This Agreement and all of the Executive’s rights hereunder shall inure to the benefit of and be enforceable by the Executive’s heirs and estate.

(d)           No Conflict.  Each party represents that the performance of all of the terms of this Agreement shall not result in a breach of, or constitute a conflict with, any other agreement or obligation of that party.

(e)           Notices.  All notices and other communications hereunder must be in writing and shall be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by overnight courier, and addressed to the intended recipient at the addresses below.

Notices sent to the Company should be directed to:

Gener8 Maritime, Inc.

299 Park Avenue, Second Floor
New York, New York 10171
Attention:  Milton Gonzales, Chief Operating Officer and

Kent Kurkiewicz, Internal Auditor

with a copy to (pre-Closing Date only):

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: John A. Marzulli, Esq., George Karafotias, Esq.

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY  10004
Attention:  James E. Abbott, Esq., Anne C. Patin, Esq.

Notices sent to the Executive should be directed to:

The last home address in the Company’s records.

with a copy to:

Katzke & Morgenbesser LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105

Attention: Henry I. Morgenbesser, Esq.

(f)            Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall be deemed an original for all purposes.

(g)           Captions and Headings.  The captions and headings are for convenience of reference only and shall not be used to construe the terms or meaning of any provisions of this Agreement.

(h)           Entire Agreement.  This Agreement, together with the Continuing Obligations of the Employment Agreement as set forth herein, sets forth the entire agreement between the Parties with respect to the subject matter hereof.  This Agreement supersedes any and all prior understandings and agreements between the Parties and neither Party will have any obligation toward the other except as set forth herein.  Without limiting the generality of the foregoing, the Executive agrees that the execution of this Agreement and the payments made hereunder shall constitute satisfaction in full of the Company’s obligations to the Executive under any and all plans, programs or arrangements of the Company under which the Executive may be entitled to payments and/or benefits in connection with the termination of his employment.  This Agreement may not be superseded, amended, or modified except in writing signed by both Parties.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GENER8 MARITIME, INC.

/s/ Peter Georgiopoulos	Date:	6/10/18
By: Peter Georgiopoulos
Title: Chief Executive Officer

LEONARD J. VRONDISSIS

/s/ Leonard J. Vrondissis	Date:	6/10/18

Signature Page to Separation Agreement and General Release

EXHIBIT A

Release

I, Leonard J. Vrondissis, in consideration of the performance of Gener8 Maritime, Inc. (together with its Subsidiaries, the “Company”) of its obligations under the Separation Agreement and General Release, dated as of June 10, 2018 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company, Euronav NV and Euronav MI Inc. and each of their respective Affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its Affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”).  The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.              I understand that any payments or benefits paid or granted to me under Section 3 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive certain of the payments and benefits specified in Section 3 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates.

2.              Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or

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ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as the “Claims”).

3.              I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.              I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.              I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding (except as provided in paragraph 10 below). Additionally, I am not waiving (i) any right to the payments and benefits to which I am entitled under the Agreement (including the Accrued Benefits), (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its Affiliates.

6.              In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

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7.             I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.             Except as provided in paragraph 10 below, I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I shall instruct each of the foregoing not to disclose the same to anyone.

9.             Except as provided in paragraph 10 below, I agree that I shall not at any time make, publish, or communicate to any person or entity or in any public forum any remarks, comments, or statements that reasonably could be expected to be detrimental to the Released Parties, the Company’s programs or business or financial prospects, or the reputation of the any of the Released Parties, now or in the future.

10.          I have the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to various governmental entities.  No provisions in this General Release are intended to prohibit me from disclosing this General Release to, or from cooperating with or reporting violations to, any such governmental entity, and I may do so without disclosure to the Company.  The Company may not retaliate against me for any of these activities, and nothing in this General Release would require me to waive any monetary award or other payment that I might become entitled to from any such governmental entity.

11.          I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

12.          Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13.          Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.              I HAVE READ IT CAREFULLY;

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2.              I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.              I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.              I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.              I HAVE HAD AT LEAST 45 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 45 DAY PERIOD;

6.              I AM HEREBY ADVISED THAT (I) ALL INDIVIDUALS EMPLOYED BY THE COMPANY AND GENER8 MARITIME MANAGEMENT, LLC WERE CONSIDERED FOR TERMINATION IN CONNECTION WITH THE RESTRUCTURING; (II) THE COMPANY’S ABILITY TO ELIMINATE POSITIONS AT THE COMPANY IN CONNECTION WITH THE MERGER WAS THE PRIMARY ELIGIBILITY FACTOR USED TO DETERMINE THE INDIVIDUALS SELECTED FOR THE RESTRUCTURING; (III) THE JOB TITLES AND AGES OF THE INDIVIDUALS WHO WERE CONSIDERED FOR TERMINATION AND THOSE WHO ARE BEING TERMINATED ARE INCLUDED ON SCHEDULE I ATTACHED HERETO; AND (IV) CERTAIN INDIVIDUALS WILL REMAIN EMPLOYED THROUGH A TRANSITION PERIOD FOR THE MERGER PRIOR TO THE TERMINATION OF THEIR EMPLOYMENT.

7.              I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT BY DELIVERING WRITTEN NOTICE TO THE COMPANY AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

8.              I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

9.              I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

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ACCEPTED AND AGREED:

LEONARD J. VRONDISSIS

Date:

[Signature Page to Release]

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Schedule I

(ages as of June 12, 2018)

Company	Title	Age	Terminated
Gener8 Maritime Management, LLC	Purchasing Agent	73	X
Gener8 Maritime Management, LLC	Purchasing Manager	71	X
Gener8 Maritime, Inc.	Vessel Accountant	70	X
Gener8 Maritime, Inc.	Vessel Accountant	69	X
Gener8 Maritime, Inc.	Executive Assistant	64	X
Gener8 Maritime Management, LLC	Technical Director	64	X
Gener8 Maritime Management, LLC	Vessel Maintenance & Repair	64	X
Gener8 Maritime, Inc.	Mail Room/Driver	62	X
Gener8 Maritime, Inc.	Internal Auditor	58	X
Gener8 Maritime, Inc.	President & Chairman	57	X
Gener8 Maritime, Inc.	Chief Operating Officer	57	X
Gener8 Maritime, Inc.	Controller	57	X
Gener8 Maritime, Inc.	Vessel Accountant	53	X
Gener8 Maritime Management, LLC	Technical Funding Coordinator	53	X
Gener8 Maritime, Inc.	Human Resource Manager	53	X
Gener8 Maritime, Inc.	Vessel Accountant	51	X
Gener8 Maritime Management, LLC	Technical Fleet Superintendent	51	X
Gener8 Maritime Management, LLC	Technical Fleet Manager	51	X
Gener8 Maritime, Inc.	Executive Assistant	50	X
Gener8 Maritime, Inc.	Office Manager	49	X
Gener8 Maritime, Inc.	Vessel Accountant	48	X
Gener8 Maritime, Inc.	Director of Finance Analysis	45	X
Gener8 Maritime Management, LLC	Commercial Manager	44	X
Gener8 Maritime, Inc.	Receptionist	43	X
Gener8 Maritime, Inc.	Vessel Accountant	43	X
Gener8 Maritime, Inc.	Director of Financial Reporting	42	X
Gener8 Maritime, Inc.	Assistant Controller	41	X

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Gener8 Maritime Management, LLC	Commercial Director	41	X
Gener8 Maritime, Inc.	Accounts Payable/IT Director	41	X
Gener8 Maritime, Inc.	Chief Financial Officer	41	X
Gener8 Maritime Management, LLC	Technical Analyst	39	X
Gener8 Maritime, Inc.	Sr. Vessel Accountant	38	X
Gener8 Maritime Management, LLC	Technical Claims Analyst	38	X
Gener8 Maritime Management, LLC	Vessel Operator	37	X
Gener8 Maritime, Inc.	Accounts Payable	35	X
Gener8 Maritime, Inc.	VP Finance	35	X
Gener8 Maritime Management, LLC	Chartering/Vessel Operator	33	X
Gener8 Maritime Management, LLC	Vessel Operator	31	X
Gener8 Maritime, Inc.	Financial Analyst	26	X

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